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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2014 (except for Note 13, as to which the date is May 8, 2014), in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-194621) and related Prospectus of Agile Therapeutics, Inc. dated May 8, 2014 for the registration of 4,615,385 shares of its common stock.

/s/ Ernst & Young LLP

Metropark, New Jersey
May 8, 2014

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm